EXHIBIT 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

THE CHILDREN'S PLACE REPORTS 2003 FOURTH QUARTER
AND FISCAL YEAR FINANCIAL RESULTS

~ Net Sales Increased 19% for the Fourth Quarter; Comparable Store Sales Increased 9% ~
~ Earnings Per Share Increased to $0.55, Compared to $0.09 Last Year ~
~ February Comparable Store Sales Up 22% Month-to-Date ~

           Secaucus, New Jersey - February 26, 2004 - The Children's Place Retail Stores, Inc. (Nasdaq: PLCE) today reported financial results for the fourth quarter and fiscal year ended January 31, 2004.

Fourth Quarter

•	Net sales for the fourth quarter increased 19% to $234.6 million, compared with $196.7 million for the same period in 2002.
•	Comparable store sales increased 9% in the quarter, versus a 19% decrease for the same period last year.
•	Net income was $15.2 million, compared to net income of $2.3 million a year earlier.
•	Earnings per share were $0.55 compared to earnings per share of $0.09 in the fiscal 2002 period.
•	The Company opened four new stores and closed two during the fourth quarter.

Fiscal Year 2003

•	Net sales for the fiscal year increased 19% to $797.9 million, from $671.4 million in 2002.
•	Comparable store sales increased 4% for the fiscal year, compared to a 16% decrease last year.
•	Net income was $23.0 million, compared to net income of $8.9 million last year.
•	Earnings per share were $0.85 compared to earnings per share of $0.33 in 2002.
•	The Company opened 53 new stores and closed five during the fiscal year.

          The Company also noted that February comparable store sales are up 22% month-to-date.

           "Our strategy to consistently deliver fashion, value, and quality to our customers is well on target," said Ezra Dabah, Chairman and Chief Executive Officer of The Children's Place. "Our fiscal 2003 performance reveals the successful execution of that strategy. We are gaining market share, enhancing our brand message, and most importantly we are achieving strong customer acceptance of our merchandise offerings."

           "In 2004, we will build upon our solid foundation by focusing on increasing store productivity as our number one priority. We have significant growth ahead of us with several key initiatives underway: increasing customer conversion; continued emphasis on merchandise quality; further elevating our brand image; maximizing our outlet business; and continued expansion into Canada, Puerto Rico, and the Western United States. We have a strong management team in place and we are confident in our long term success in the 0 to 10 age market."

           The Children's Place will host a webcast of its fourth quarter conference call today at 10:00 a.m., Eastern Time. Interested parties are invited to listen to the call at the Company's web site, www.childrensplace.com. An archive of the webcast will be available on the site through Wednesday, March 3, 2004.

          The Children's Place Retail Stores, Inc. is a leading specialty retailer of high quality, value-priced apparel and accessories for children, newborn to age ten. The Company designs, contracts to manufacture and sells its products under the "The Children's Place" brand name. As of January 31, 2004, the Company operated 691 stores, including 649 stores in the United States and 42 stores in Canada. The Company also sells its merchandise through its virtual store located at www.childrensplace.com.

           This press release and above referenced call may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers or listeners (on the call) are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Children's Place or any other person that the events or circumstances described in such statement are material.

Contact:	The Children's Place Seth Udasin, Chief Financial Officer, 201/558-2409 Heather Anthony, Director, Investor Relations, 201/558-2865

(Tables Follow)

THE CHILDREN'S PLACE RETAIL STORES, INC.
CONDENSED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

                                            13 Weeks Ended:                     52 Weeks Ended:
                                            --------------                      ---------------
                                      January 31,      February 1,       January 31,       February 1,
                                      ----------       ----------        ----------        ----------
                                        2004              2003             2004               2003
                                        ----              ----             ----               -----

Net sales                          $   234,569      $   196,664       $   797,938       $   671,409
Cost of sales                          133,952          125,229           485,671           422,721
                                       -------          -------           -------           -------

Gross profit                           100,617           71,435           312,267           248,688
Selling, general and
  administrative expenses               65,831           53,988           235,293           194,907
Asset impairment charges                   448            3,170               448             3,170
Depreciation and amortization           10,471            9,735            40,028            35,746
                                        ------            -----            ------            ------

Operating income                        23,867            4,542            36,498            14,865
Interest expense (income), net           (127)             (64)             (255)             (547)
                                       -------          -------           -------           -------

Income before income taxes              23,994            4,606            36,753            15,412
Provision for income taxes               8,819            2,317            13,796             6,478
                                         -----            -----            ------             -----

Net income                         $    15,175      $     2,289       $    22,957      $      8,934
                                   ===========      ===========       ===========      ============

Basic income per share             $      0.57      $      0.09       $      0.86      $       0.34

Basic weighted average number
    of shares outstanding               26,726           26,562            26,646            26,501

Diluted income per share          $       0.55      $      0.09       $      0.85      $       0.33

Diluted weighted average number
    of shares outstanding               27,510           26,718            27,099            26,978

THE CHILDREN'S PLACE RETAIL STORES, INC
CONDENSED BALANCE SHEETS
(In thousands)

                                                January 31, 2004         February 1, 2003
                                                ----------------         ----------------
                                                (Unaudited)

Current assets:

Cash and cash equivalents                         $   74,772             $   36,645
Accounts receivable                                    8,462                 13,571
Inventories                                           96,128                 75,417
Other current assets                                  20,070                 19,570
                                                      ------                 ------

Total current assets                                 199,432                145,203

Property and equipment, net                          144,610                155,000
Other assets, net                                     13,979                  9,125
                                                      ------                  -----

Total assets                                       $ 358,021              $ 309,328
                                                   =========              =========

Current liabilities:

Revolving credit facility                          $       0              $       0
Accounts payable                                      35,173                 30,805
Accrued expenses and
    other current liabilities                         49,984                 35,124
                                                      ------                 ------

Total current liabilities                             85,157                 65,929

Other liabilities                                     17,956                 14,391
                                                      ------                 ------

Total liabilities                                    103,113                 80,320

Stockholders' equity                                 254,908                229,008
                                                     -------                -------

Total liabilities and stockholders' equity         $ 358,021               $309,328
                                                   =========               ========

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